THE TENDER OFFER CONTEMPLATED IN THIS AGREEMENT HAS NOT YET COMMENCED, AND THIS AGREEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SECURITIES. ANY TENDER OFFER WILL BE MADE ONLY THROUGH AN OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE TENDER OFFER STATEMENT REGARDING THE TENDER OFF IF AND WHEN SUCH DOCUMENT IS FILED AND BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

ANY SUCH TENDER OFFER STATEMENT WOULD BE FILED BY CADIM INC. WITH THE SEC. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT (IF AND WHEN FILED AND AVAILABLE) AND OTHER RELEVANT DOCUMENTS ON THE SEC'S WEB SITE AT: WWW.SEC.GOV. ANY SUCH TENDER OFFER STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE BY DIRECTING SUCH REQUESTS TO CADIM INC. AT 514-847-2314.



                               AMENDMENT NO. 1 TO
              AMENDED AND RESTATED SUPPORT AND STANDSTILL AGREEMENT


     This AMENDMENT NO. 1 TO AMENDED AND RESTATED SUPPORT AND STANDSTILL AGREEMENT (this "Amendment") is entered into as of this 14th day of September, 2001 by and among CADIM INC. (together with its affiliates, "Cadim"), THE PRIME GROUP, INC. ("PGI"), PRIME GROUP VI, L.P. ("PLP"), PRIMESTONE INVESTMENT PARTNERS L.P. ("Primestone"), PRIME GROUP LIMITED PARTNERSHIP ("Prime LP"), PG/PRIMESTONE, L.L.C. ("PGLLC") and MICHAEL W. RESCHKE ("Reschke" and, together with PGI, PLP, Primestone, Prime LP and PGLLC, the "PGI Parties").

         WHEREAS, Cadim and the PGI Parties have entered into an Amended and Restated Support and Standstill Agreement (the "PGI SSA"), dated as of August 30, 2001; all capitalized terms not otherwise defined herein shall have the meaning given to such terms in the PGI SSA;

         WHEREAS, in connection with entering into the PGI SSA, Cadim and the PGI Parties entered into that certain Support and Standstill Agreement dated as of August 30, 2001 with Prime Group Realty Trust and Prime Group Realty, L.P.;

         WHEREAS, the parties have amended and restated the PGE SSA to extend the exclusivity period and therefore the parties desire to enter into this Amendment to reflect such changes.

         NOW, THEREFORE, in consideration of the foregoing, Cadim and the PGI Parties do hereby agree as follows:

          1. All references in the PGI SSA to the PGE SSA shall now be references to the Amended and Restated Support and Standstill Agreement dated as of September 14, 2001 rather than the Support and Standstill Agreement dated as of August 30, 2001.

         2. The third to last sentence in paragraph 3 of the PGI SSA shall be restated to read: "Cadim shall provide a written notice to the PGI Parties on or before October 12, 2001 if it intends to proceed with the Proposed Transaction."

         3. The reference to "Thirty-Day Period (as defined in the PGE SSA)" in paragraph 6 of the PGI SSA shall be changed to "Exclusivity Period (as defined in the PGE SSA)".

         4. In all other respects the PGI SSA shall remain in full force and effect, unchanged by this Amendment.

         The Parties have agreed to the terms and conditions contained in this Amendment on the day and date first written above.

The Prime Group, Inc.


By:   /s/ Michael W. Reschke
      ---------------------------------------------
Its:  President and CEO
      ---------------------------------------------


Primestone Investment Partners L.P.

By:  PG/Primestone, LLC, its Managing General Partner

By:   The Prime Group, Inc., Administrative Member

      /s/ Michael W. Reschke
      ---------------------------------------------
Its:  President and CEO
      ---------------------------------------------


PG/Primestone, L.L.C.

By:   The Prime Group, Inc., Administrative Member

      /s/ Michael W. Reschke
      ---------------------------------------------
Its:  President and CEO
      ---------------------------------------------


Prime Group VI, L.P.

By:   PGLP, Inc., its general partner

By:   /s/ Michael W. Reschke
      ---------------------------------------------
Its:  President and CEO
      ---------------------------------------------


Prime Group Limited Partnership

By:   /s/ Michael W. Reschke
      ---------------------------------------------
Its:  Managing General Partner
      ---------------------------------------------


/s/   Michael W. Reschke
      ----------------------------------------------
      Michael W. Reschke

Cadim inc.


Per:  /s/ Sylvie Drouin
      -------------------------------
Its:  Vice-President Legal Affairs
      -------------------------------

Per:  /s/ Richard Darsereau
      -------------------------------
Its:  Vice-President Investments
      -------------------------------